                                                                   EXHIBIT 10.25

                               INDUSTRIAL LEASE



                                   LANDLORD

                           ALLIANT TECHSYSTEMS INC.

                                      AND

                                    TENANT

                                 METRUM, INC.



                              4800 EAST DRY CREEK

                           LITTLETON, COLORADO 80122

                               TABLE OF CONTENTS

SECTION 1      BASIC LEASE PROVISIONS

       1.01    DATE AND PARTIES
       1.02    PREMISES
       1.03    USE OF PREMISES
       1.04    TERM
       1.05    ACCEPTANCE OF PREMISES
       1.06    LICENSES AND PERMITS

SECTION 2      RENT AND ADDITIONAL RENT

       2.01    BASE RENT
       2.02    TAXES AND OPERATING EXPENSES

SECTION 3      AFFIRMATIVE OBLIGATIONS

       3.01    COMPLIANCE WITH LAWS
       3.02    UTILITIES
       3.03    REPAIRS AND MAINTENANCE

SECTION 4      NEGATIVE OBLIGATIONS

       4.01    INITIAL TENANT IMPROVEMENTS
       4.02    ALTERATIONS
       4.03    ASSIGNMENT AND SUBLEASING

SECTION 5      INSURANCE

       5.01    INSURANCE
       5.02    INDEMNIFICATION
       5.03    LIMITATION OF LANDLORD'S LIABILITY

SECTION 6      LOSS OF PREMISES

       6.01    DAMAGES
       6.02    CONDEMNATION
       6.03    HAZARDOUS MATERIALS

SECTION 7      DEFAULT

       7.01    TENANT'S DEFAULT
       7.02    LANDLORD'S REMEDIES
       7.03    LANDLORD'S DEFAULT
       7.04    EXCEPTION TO CURE PERIODS

       7.05    SELF-HELP
       7.06    SURVIVAL

SECTION 8      SUBORDINATION/ATTORNMENT/NON-DISTURBANCE

       8.01    SUBORDINATION/ATTORNMENT/NON-DISTURBANCE
       8.02    ESTOPPEL CERTIFICATE
       8.03    QUIET POSSESSION

SECTION 9      LANDLORD'S RIGHTS

       9.01    RULES
       9.02    MECHANIC'S LIENS
       9.03    RIGHTS TO ENTER
       9.04    HOLDOVER
       9.05    SIGNS AND ADVERTISEMENTS
       9.06    MORTGAGE AND TRANSFER

SECTION 10     OTHER LEASES AND ACCESS FOR REMEDIATION

       10.01   THIRD PARTY LEASES
       10.02   ENVIRONMENT REMEDIATION

SECTION 11     DISPUTES

       11.01   ARBITRATION

SECTION 12     MISCELLANEOUS

       12.01   BROKER'S WARRANTY
       12.02   ATTORNEY'S FEES
       12.03   NOTICES
       12.04   PARTIAL INVALIDITY
       12.05   WAIVER
       12.06   DELETIONS
       12.07   BINDING ON SUCCESSORS
       12.08   GOVERNING LAW
       12.09   RECORDING
       12.10   SURVIVAL OF REMEDIES
       12.11   AUTHORITY OF PARTIES
       12.12   BUSINESS DAYS
       12.13   ENTIRE AGREEMENT
       12.14   DEFINITION OF LEASE

EXHIBITS

   A           DESCRIPTION OF PREMISES
   B           RULES AND REGULATIONS
   C           FLOOR PLANS
   D           DESCRIPTION OF BUILDING AND PROPERTY

                      SECTION 1 - BASIC LEASE PROVISIONS

1.01    Date and Parties

This lease ("Lease") is made this 29th day of March, 1993, between Alliant Techsystems Inc. ("Landlord") and Metrum, Inc. ("Tenant"). Landlord is a Corporation organized under the laws of Delaware, with principal offices at 5901 Lincoln Drive, Edina, Minnesota 55436. Tenant is a Corporation organized under the laws of Colorado, with principal offices at 4800 East Dry Creek Road, Littleton, Colorado 80122.

1.02    Premises

Upon the terms and conditions hereinafter set forth, Landlord does hereby grant, demise and lease and Tenant does hereby take and hire from Landlord, certain of the space in the building located at 4800 East Dry Creek Road, Littleton, Colorado, which space contains approximately 75,000 square feet of rentable floor area ("Premises"), as shown on the attached Exhibit A.

1.03    Use of Premises

Tenant shall use the Premises for Offices, Light Manufacturing and Assembly and other such uses incidental to Tenant's business, as previously used by Tenant's predecessor, Metrum Information Storage, prior to the transfer of assets to the Tenant under the Purchase and Sale Agreement by and between Alliant Techsystems Inc. and MAC Acquisition I, Inc. dated December 31, 1992, unless Landlord gives its advance written consent to another use to the extent permitted by law and Landlord consents to the same in its sole discretion. Landlord warrants that applicable laws, ordinances, regulations and restrictive covenants permit the Premises to be used for Offices, Light Manufacturing and Assembly and other uses incidental to Tenant's business as the Premises have been used by Tenant's predecessor prior to the transfer of assets to the Tenant under the Purchase and Sale Agreement. Tenant shall not create a nuisance nor use the Premises for any immoral or illegal purposes.

1.04  TERM

1.04(a)      The basic term of this Lease shall commence on January 1, 1993
("Beginning Date"), and expire on December 31, 1997 ("Ending Date") unless earlier terminated under the terms of this Lease.

1.04(b)       The Tenant shall have the option of extending the basic term of this Lease for an additional five (5) years for the same Base Rent. Such option shall be exercised no later than twelve (12) months prior to the end of the basic term of this Lease by written notice from the Tenant to the Landlord at the address contained herein. The provisions of this Lease shall govern the tenancy under such renewal term.

1.04(c)      If during the term of this lease the Landlord shall find a tenant for or purchaser of the entire Building, Landlord shall offer Tenant the option to terminate this Lease without penalty or offset, but that Tenant shall be under no obligation to so terminate.

1.05  Acceptance of Premises
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1.05(a)       Landlord represents and warrants to Tenant that all mechanical components of the Premises, including without limitation, plumbing, electrical, life safety, sprinkler and heating, ventilating and air conditioning systems serving the Premises shall be in good working order and in no need of repair as of the date of the commencement of the second year of this Lease. The Landlord further represents that all structural items, including without limitation, the roof, foundations, floorings, structural walls, parking areas, fences, plate glass and lighting shall be in good condition and in no need of repair as of the date of the commencement of the second year of this Lease.

1.05(b)      Tenant agrees to accept the Premises subject to Landlord's representations and warranties contained herein regarding the physical condition of the Premises. Tenant acknowledges that neither Landlord, nor any broker or property manager of Landlord, has made any representations or warranty to Tenant regarding the suitability of the Premises for the conduct of Tenant's business.

1.05(c)      Landlord specifically indemnifies Tenant from any and all
responsibility, liability and/or expense that may currently exist or arise from the Pre-Existing Environmental Conditions of the property, as more fully stated elsewhere in this Lease and in the Purchase and Sale Agreement by and between Alliant Techsystems Inc. and MAC Acquisition I, Inc.

1.06  Licenses and Permits

1.06(a)     Landlord represents and warrants that it has not received any notice from any federal, state or local agency that Landlord is in violation of any building code or federal, state or local laws, regulations and ordinances pertaining to the building or the Premises. Landlord further represents and warrants that during the term of this Lease the Premises shall be in compliance with all federal, state and/or local laws, regulations and ordinances regarding building codes, safety and fire codes. Landlord is not aware of any facts which, if disclosed to any federal, state or local agency, would result in penal or remedial action by such agency. If Landlord receives notice from any federal, state or local agency that Landlord is in violation of any federal, state or local laws pertaining to the Premises, then Landlord shall indemnify and hold Tenant harmless from any requirements to remediate or renovate the Premises unless such remediation or renovation to the Premises is caused by the Tenant.

1.06(b)      Tenant shall obtain and maintain at all times during the Lease term licenses and permits required to conduct or operate its business in and upon the Premises, which are required by any applicable governmental body or agency having jurisdiction over the Premises and shall pay the fee or charge imposed for issuance of such licenses or permits. Tenant shall renew any such licenses and permits in accordance with the rules, codes, statutes or ordinances requiring such licenses or permits. Tenant agrees to conduct and operate at all times during the Lease term only the business for which it is licensed and in the event of a change in the nature of its business or operation, to obtain any necessary new or additional licenses or permits. Tenant, at its expense, shall comply with all requirements and perform all necessary action required under such rules, codes, statutes or ordinances for the issuance and continuance of such permits or licenses.

1.06(c)       The Landlord shall at its sole expense obtain and maintain at all times during the Lease term all licenses and permits required to meet the obligations and responsibilities retained by Landlord with regard to the Pre-Existing Environmental Conditions of the property which are required by any applicable governmental or regulatory body or agency having jurisdiction over the property and shall pay the fee or charge imposed for issuance of such license or permits. Landlord shall renew any such licenses and permits in accordance with the rules, codes,

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statutes or ordinances requiring such licenses or permits. Landlord, at its expense, shall comply with all requirements and perform all necessary action required under such rules, codes, statutes or ordinances for the issuance and continuance of such permits or licenses.

                      SECTION 2 - RENT AND ADDITIONAL RENT

2.01     BASE RENT

2.01(a)       BASE RENT     Tenant shall pay Landlord during the term of this
Lease base rent (Base Rent) for the Premises as set out below:

       (i) For the period commencing on the Beginning Date and ending on December 31, 1993, annual rent of $0.00;

       (ii) For the period commencing on January 1, 1994 and ending on December 31, 1997, annual rent of $337,500.00, $4.50 per square foot.

2.01(b)       CONDITIONS OF BASE RENT PAYMENT     Base Rent shall be paid:

       (i) Monthly in advance in installments equal to one-twelfth (1/12) of the annual Base Rent due;

       (ii) Without advance notice, demand, offset or deduction, except as set forth herein;

       (iii)  By the first day of each month during the term; and

       (iv) To Landlord: Alliant Techsystems Inc., General Accounting-MN50-5550, Attention: 5901 Lincoln Drive, Edina, Minnesota 55436.

If the term does not begin on the first day or end on the last day of the month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the term and the denominator of which is the total number of days in the full calendar month.

If the Tenant fails to pay part or all of the Base Rent within fifteen (15) days after it is due, the Tenant shall also pay a late charge equal to one percent (1%) of the unpaid Base Rent which is past due.

2.02     TAXES AND OPERATING EXPENSES

2.02(a)       TAXES AND OPERATING EXPENSES     In addition to the payment of
Base Rent, Tenant shall also pay to Landlord during the term of this Lease Tenant's pro rata share of all Taxes and Operating Expenses, it being understood that this is a triple net lease. Tenant's pro rata share shall mean 29.08% (Tenant's Share), being that proportion which the number of square feet of floor space in the Premises bears to 257,900 square feet, the approximate total number of square feet mutually agreed upon by Landlord and Tenant for purposes of this Lease as being contained in the buildings on the property.

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2.02(b)      DEFINITION OF TAXES     "Taxes" shall mean all federal, state or
local taxes, fees and charges including real estate taxes; general and special assessments; sewer and water rents; transit taxes; personal property taxes imposed upon the fixtures, machinery, equipment, furniture and other personal property used in connection with the Premises, which Landlord shall pay during any calendar year and which portion occurs during the basic term or any renewal term of this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes and other taxes to the extent applicable to Landlord's general or net income and (ii) all taxes, assessments and fees that may be charged with regard to the Pre-Existing Environmental Conditions of the property.

2.02(c)      DEFINITION OF OPERATING EXPENSES     "Operating Expenses" shall
mean those reasonable expenses, costs and amounts (other than Taxes) which Landlord shall pay during any calendar year and which portion occurs during the basic term or any renewal term of this Lease, as a result of the repair, replacement, and operation of the building including any amounts paid for the following:

       (i) Utilities (other than those separately metered to Tenant), including electricity, power, gas, sewer, water, oil or other fuel;

       (ii) Window cleaning, common area cleaning, ice and snow removal, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items (any of which if provided by Landlord);

       (iii) Permits, licenses and certificates necessary to operate the building;

       (iv) Operation, repair and maintenance of all equipment, facilities and systems designed to supply heat, ventilation, air conditioning and humidity;

       (v)   Insurance applicable to the building; and

       (vi) Labor, material and supplies of the Landlord used in the operation, service and repair of the Premises.

Notwithstanding the foregoing, there shall be excluded from Operating Expenses the following:

       (i) All expenses of any nature incurred to lease, market, sell and finance the property;

       (ii) All expenses of any nature associated with the care, maintenance and repair of space within the building or buildings not so occupied by the Tenant, including but not limited to utilities, insurance, service agreements and equipment maintenance and repair;

       (iii) All expenses of any nature associated with the Pre-Existing Environmental Conditions including but not limited to utilities, insurance, service, repair and maintenance agreements, remediation, permits and licenses;

       (iv) All expenses of any nature incurred for the repair or replacement of parking areas, driveways, sidewalks, fences (other than Tenant's), roofs, structural walls and delivery of utilities to the Premises;

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       (v)   Depreciation, interest and amortization on any mortgages or other financing of the property, or ground lease payments, if any;

       (vi) Costs of repairs or restoration to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Operating Expenses in the year in which received); and

       (vii) Capital expenditures.

2.02(d)      MANNER OF PAYMENT     Tenant's Share of Taxes and Operating
Expenses shall be paid in the following manner:

       (i) Landlord may reasonably estimate in advance Tenant's Share of Taxes and Operating Expenses for any full or partial calendar year of the basic term or any renewal term of this Lease. In such event, Tenant shall pay such estimated amounts monthly in advance in installments equal to one-twelfth (1/12) of the estimate together with Tenant's payment of Base Rent by the first day of each calendar month during the Lease.

       (ii) Following the end of each calendar year and the partial calendar year during the last year of this Lease (if any), Landlord shall provide a statement (Statement) to Tenant showing:

             (A) The amount of actual Taxes and Operating Expenses for such calendar year or partial year;

             (B) Any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year or partial year on an estimated basis;

             (C) The Landlord's reasonable estimate of Tenant's Share of Taxes and Operating Expenses for the coming calendar year or partial year.

             Any deficiency or excess payment made by the Tenant when compared to the Tenant's Share of the actual Taxes and Operating Expenses for the previous calendar year shall be credited or debited, as the case may be, to the payments of Rent next due. If the term shall have expired and no further Rent shall be due, Tenant shall receive a refund, or make a payment, of such difference within thirty (30) days after having received such Statement.

       (iii) After receiving the Statement, Tenant shall commence paying estimated payments towards Tenant's Share of Taxes and Operating Expenses;

       (iv) Landlord shall provide the Statement within sixty (60) days following the end of the calendar year or partial year.

2.02(e)      FIRST YEAR EXEMPTION     Notwithstanding any of the above, the
Landlord shall pay for all of Tenant's expenses associated with the Tenant's occupancy of the Premises including, but not limited to, all utilities,

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taxes, janitorial services, repairs, service, maintenance and insurance (but excluding telephone charges) from the Beginning Date through December 31, 1993. The Tenant shall bill the Landlord for any such expenses incurred by it directly and the Landlord shall reimburse the Tenant for such expenses within thirty (30) days of having received such request for payment.

2.02(f)       LANDLORD'S RECORDS     Landlord shall maintain records regarding
Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices. Tenant or its representative shall have the right to examine such records upon reasonable prior notice during normal business hours at the place or places where such records are normally kept by Landlord by sending such notice no later that fifteen (15) days following the furnishing of the Statement. Any objection by the Tenant must be communicated to Landlord no later than thirty (30) days after Landlord makes such records available for examination. If Tenant makes exception to any matter contained in the Statement as provided herein and is unable to reach an accord with Landlord regarding such exception, both Tenant and Landlord agree to submit the dispute to arbitration as provided for in Section 11 of this Lease.

2.02(g)       BASE RENT, TAXES, OPERATING EXPENSES AND OTHER     Base Rent,
Taxes, Operating Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto.

                      SECTION 3 - AFFIRMATIVE OBLIGATIONS

3.01    COMPLIANCE WITH LAWS

3.01(a)       LANDLORD'S COMPLIANCE       Landlord represents and warrants that
during the term of this Lease, the Premises shall comply with all building, safety and fire code requirements.

3.01(b)       TENANT'S COMPLIANCE       Tenant shall comply with all applicable
laws regarding the physical condition of the Premises during the term pertaining to the use of the Premises as defined in paragraph 1.03(a). If Tenant is required by the Landlord to make improvements to the Premises, the useful life of which exceeds the remaining term, Tenant shall be responsible only for the cost of such improvements multiplied by a fraction, the numerator of which is the number of years remaining in the term and the denominator of which is the life of the improvement. Tenant shall not make such improvements until Landlord has deposited with Tenant Landlord's share of the costs pursuant to this paragraph 3.01(b).

3.02    Utilities

3.02(a)       METER SEPARATION       On or before the commencement of the second
year of this Lease, Landlord shall ensure that all utilities are separately metered for Tenant's Premises (unless otherwise specifically agreed to between the Landlord and Tenant) and Tenant shall be responsible for paying only those utilities it uses.

3.02(b)      GENERAL GROUNDS       The Tenant shall be responsible for its pro
rata share (in accordance with paragraph 2.02(a) of this Lease) for utilities servicing the general grounds of the property, such as water, sewer and electricity for exterior lighting. However, Landlord expressly agrees to separately meter any and all utilities used in the remediation of the Pre-Existing Environmental Conditions and Landlord further agrees that any and all utility costs associated with such remediation shall be the sole responsibility of the Landlord.

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3.02(c)       INTERRUPTION OF SERVICES       Landlord does not warrant that any
services Landlord supplies shall not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or for any reason beyond the reasonable control of Landlord. Except as noted below, any interruption shall not:

       (i) Be considered an eviction or disturbance of Tenant's use and possession of the Premises;

       (ii)   Make Landlord liable to Tenant for damages;

       (iii)  Abate Rent; or

       (iv)   Relieve Tenant from performing Tenant's Lease obligations.

If any essential services (such as HVAC, electricity, water) are interrupted and the interruption does not result from the negligence or willful misconduct of Tenant, its employees, invitees or agents, Tenant shall be entitled to an abatement of Rent. The abatement shall begin on the fifth consecutive business day of interruption, or when Tenant stops using the Premises because of the interruption, whichever is later. The abatement shall end when the services are restored. Tenant shall have the option to cancel the Lease if the interruption unreasonably and materially interferes with Tenant's use of, or access to, the Premises for at least thirty (30) consecutive days. To exercise this option, Tenant must give Landlord notice of the cancellation within (30) days from the end of the thirty (30) day period.

3.03    Repairs and Maintenance

3.03(a)       TENANT'S CARE OF PREMISES       Beginning in month thirteen (13),
and subject to the obligations of the Landlord as stated in paragraph 3.03(b) herein, Tenant, at Tenant's expense, shall keep in good order, condition and repair, ordinary wear and tear excepted, including but not limited to, the repair and maintenance of all interior plumbing, mechanical, heating, ventilating and air conditioning systems serving the Premises, electrical and lighting, pipes, ducts, conduits and equipment in, upon or serving the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceiling, windows, doors, glass and skylights in the Premises. Tenant shall take good care of the Premises and keep the Premises free from filth, overloading, danger of fire or any pest or nuisance, and repair and damage or breakage done by Tenant or Tenant's agents, employees, or invitees, including damage done to the building by Tenant's equipment or installations. Tenant shall furnish and pay for the upkeep, maintenance and periodic servicing of the heating, ventilating and air conditioning equipment servicing the Premises (unless such equipment is servicing more than the Premises, in which case Tenant shall pay Tenant's Share of such costs defined in paragraph 2.02(a)). At the end of the Lease, or any renewal thereof, Tenant shall quit and surrender the Premises broom clean and in as good condition as when received by Tenant, normal wear and tear excepted.

3.03(b)      LANDLORD'S REPAIRS     Except for repairs and replacements thereto
that Tenant must make under paragraph 3.03(a), Landlord shall, at its expense, keep in good order, condition and repair, the common areas of the building, the roof of the building, the underground or otherwise concealed plumbing serving the building and the structural soundness of the foundations, exterior walls and the delivery of utilities to the Premises. Landlord shall, at its expense, keep in good order, condition and repair all driveways, parking lots, fences and signs (except for Tenant's fences and signs) located upon or comprising the property and all sidewalks and parkways adjacent to the Premises. Landlord shall provide for common area maintenance such as exterior grounds maintenance for which the

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Tenant shall pay its pro rata share as defined in paragraph 2.02(a).
Notwithstanding any of the above, Landlord shall agree to bear all of the costs of this paragraph 3.03(b) during the first twelve (12) months of the Lease.

3.03(c)      TIME FOR REPAIRS      Repairs or replacements required under
paragraphs 3.03(a) or 3.03(b) shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice or having actual knowledge of the need for a repair or replacement and such repairs shall be commenced within fifteen (15) days (or such shorter time as is reasonable in the case of an emergency) after the Landlord receives notice or has actual knowledge of the need of repair or replacement. If Landlord fails to commence and thereafter diligently proceed to complete the repairs, Tenant may give Landlord a second notice, specifying the item to be repaired and stating Tenant's intent to complete the same if Landlord fails to do so. If Landlord fails to commence the work within fifteen (15) days thereafter, Tenant may complete such repair and shall be entitled to credit the reasonable cost of so doing against the next due installment of Rent. To the extent repairs to be performed by the Tenant are required in order to prevent the continued disruption of the operations of other tenants, then the Tenant shall make its repairs in accordance with this paragraph 3.03(c).

3.03(d)      SURRENDERING THE PREMISES     Upon the Ending Date, or the date of
the last extension term, if any, whichever is later, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Beginning Date except for:

        (i)  Ordinary wear and tear;

       (ii) Damage by the elements, fire and other casualty unless Tenant would be required to repair under paragraph 3.03(a);

      (iii)  Condemnation;

       (iv) Damage arising from any cause not required to be repaired or replaced by Tenant; and

        (v) Alterations as permitted by this Lease, unless consent was conditioned upon their removal.

On surrender, Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed under Section 4 and repair any substantial damage to the Premises caused by the removal. Tenant shall not be responsible for repairing any incidental damage caused by the removal of its personal property, trade fixtures and alterations. Any items not removed by the Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the reasonable cost of their disposal, minus any revenues received by Landlord for their disposal.

                        SECTION 4 - NEGATIVE OBLIGATIONS

4.01    INITIAL TENANT IMPROVEMENTS

4.01(a)      IMPROVEMENT ALLOWANCE       Landlord shall provide Tenant with an
allowance of five hundred thousand dollars ($500,000) to be used at Tenant's discretion to reorganize, design, improve, relocate and otherwise prepare the Premises for its longer term occupancy. It is the intent of both the Landlord and the Tenant to use these funds to pay for all services and material costs that are necessary and reasonably incurred to improve and relocate the

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business within the Premises. To the extent the Tenant's employees are to be used for any of the work to be conducted herein, the Tenant shall secure the Landlord's prior written approval, which approval shall not be unreasonably withheld.

4.01(b)      LANDLORD IMPROVEMENTS       Landlord shall repair the roof, repair
the parking areas and driveways, install an elevator in the Tenant's Premises and pay for the installation of any additional demising walls that may be required to separate the Premises from the rest of the building. The Landlord shall be responsible for any and all costs associated with ensuring the Tenant's Premises are in compliance with all applicable building, fire, safety and other such regulations as of the commencement of the second year of the Lease. Expenditures made under this paragraph 4.01(b) shall be in addition to the Improvement Allowance described in paragraph 4.01(a).

4.01(c)      FEES AND EXPENSES       Invoices for fees and expenses associated
with this work shall be forwarded to the Landlord for payment from time to time as costs are incurred for any design, space planning, engineering, architectural or other such expenses incidental to improving and relocating the business within the Premises, including licenses and permits.

4.01(d)      CONSTRUCTION APPROVAL       Prior to the commencement of any
construction work to be performed for the renovation of the Premises, the Tenant shall submit a set of reasonably detailed plans and specifications to the Landlord for its prior approval, which approval shall not be unreasonably withheld. Invoices for fees and expenses associated with the construction and relocation phase of this work shall be submitted to the Landlord for payment as the expenses are incurred. Requests for approval and payment shall be submitted to Landlord: Alliant Techsystems Inc., Facilities Engineering, 4800 East Dry Creek Road, Littleton, Colorado 80122.

Tenant shall commence the design and improvement of the Premises as quickly as possible in full recognition that time is of the essence. In any event, the Tenant shall strive to have completed its relocation within the Premises by October 31, 1993.

4.02    ALTERATIONS

4.02(a)      DEFINITIONS       "Alterations" shall mean additions,
substitutions, installations, changes and improvements, but shall exclude minor decorations and the Initial Tenant Improvements provided for under paragraph
4.01 herein.

4.02(b)      CONSENT       Tenant shall not make structural Alterations without
the Landlord's advance written consent, which consent shall not be unreasonably withheld or unduly delayed. Tenant shall have the right to install from time to time its trade fixtures in and upon the Premises and to make non-structural interior modifications to the arrangement of its offices and manufacturing space without the prior written consent of Landlord.

4.02(c)      CONDITIONS OF CONSENT       Landlord may condition its consent in
paragraph 4.01(b) on all or any part of the following:

       (i) Tenant shall furnish Landlord with reasonably detailed plans and specifications of the Alterations;

      (ii)   The Alterations shall be performed and completed as follows:

             (A)  In accordance with the submitted plans and specifications;

             (B)  In a workmanlike manner;

             (C) In compliance with all applicable laws, regulations, rules, ordinances, and other requirements of governmental authorities;

             (D) Using new materials and installations at least equal in quality to the original building materials and installations;

             (E)  By not disturbing the quiet possession of the other tenants;

             (F) By not interfering with the construction, operation or maintenance of the building; and

             (G)  With due diligence.

     (iii) Tenant's contractors shall carry builder's risk insurance in an amount then customarily carried by prudent contractors and workers' compensation insurance for its employees in statutory limits;

      (iv) Tenant's workers or contractors shall work in harmony and not unreasonably interfere with Landlord's workers or contractors or other tenants and their workers or contractors.

       (v) Tenant shall give Landlord at least fifteen (15) days advance before beginning any Alterations so that Landlord may post or record notices of non-responsibility;

      (vi) Upon demand, Tenant shall give Landlord evidence that it complied with any condition set by Landlord;

     (vii) Tenant shall remove the Alterations and repair any damage from their removal by the Ending Date, or the date of the last extension term ends, if any, whichever is later, if the removal of such Alterations was made a condition of Landlord's approval.

4.02(d)      PAYMENT AND OWNERSHIP OF THE ALTERATIONS     Alterations made under
this paragraph 4.02 shall be at Tenant's expense. The Alterations shall belong to Landlord when this Lease and the extension term, if any, ends except for those Alterations required to be removed by Tenant. Nevertheless, Tenant may remove its trade fixtures, furniture, equipment and other personal property if Tenant promptly repairs any damage (other than incidental damage) caused by their removal.

4.03    ASSIGNMENT AND SUBLEASING

Neither this Lease nor any interest of Tenant therein shall be assigned, mortgaged, pledged, encumbered or in any manner transferred by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld. The use of the Premises by a proposed subtenant or assignee must not violate or create any potential violation of any laws or violate any other agreements affecting the Premises, Landlord or other tenants. Landlord's consent to one (1) assignment, subletting or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting or use by another person.

                             SECTION 5 - INSURANCE

5.01    INSURANCE

5.01(a)       LANDLORD'S BUILDING INSURANCE     Landlord shall obtain and keep
in good force during the term of this Lease a policy or policies of insurance covering loss or damage to the building, including rental value insurance, but not Tenant's fixtures, inventory, equipment or Tenant improvements, in an amount not to exceed the full replacement value of the building, as the value may exist from time to time, providing protection against all perils included within the classification so called all risks, such as fire, lightning, windstorm, tornado, hail, explosion, riots, civil commotion, aircraft, vehicles, smoke and extended coverage, but not plate glass insurance. The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore the building. The cost of all such insurance required to be maintained by Landlord hereunder shall be included in Operating Expenses.

5.01(b)       PROPERTY INSURANCE       Each party shall keep its personal
property and trade fixtures in the Premises and building insured with "all risks" insurance in an amount to cover one hundred percent (100%) of the replacement cost of the property and fixtures. Tenant shall also keep any non-building-standard improvements made to the Premises at Tenant's request insured to the same degree as Tenant's personal property.

5.01(c)       LIABILITY INSURANCE       Each party shall maintain contractual
and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of two million dollars ($2,000,000) for personal injuries or deaths of persons occurring in or about the building and Premises.

5.01(d)       WAIVER OF SUBROGATION      Landlord and Tenant each agree that all
policies of insurance required to be obtained by each of them respectively shall, unless prohibited by applicable law or regulation, contain provisions in which the rights of subrogation against Landlord and Tenant are waived by the insurance company or carriers insuring the Premises or property in question. Landlord expressly waives any right of recovery against Tenant for damage to or loss of the building, land and Premises or improvements thereon which loss or damage may arise by fire or any other peril covered by any policy of insurance maintained pursuant to this Lease, which contains or is required to contain waiver of subrogation rights against Tenant pursuant to this Section 5 and shall make no claim for recovery against Tenant therefor.

Tenant expressly waives any right of recovery against Landlord for damage to or loss of the building, land and Premises or improvements thereon which loss or damage may arise by fire or any other peril covered by any policy of insurance maintained pursuant to this Lease, which contains or is required to contain waiver of subrogation rights against Landlord pursuant to this Section 5 and shall make no claim for recovery against Landlord therefor.

The waiver also applies to each party's directors, officers, employees, shareholders and agents. The waiver does not apply to claims caused by a party's willful misconduct.

5.01(e)       INSURANCE CRITERIA     Insurance policies required by this lease
shall:

       (i) Be issued by insurance companies licensed to do business in the state of Colorado with general policyholder's ratings of at least "A" and a financial rating of at least "XI" in the most current Best's Insurance Reports available on the date in paragraph 1.01. If the Best's ratings are changed or discontinued, the parties shall agree to an equivalent method of rating insurance companies. If the parties cannot agree, they shall submit the dispute to arbitration under Section 11;

      (ii) Name the non-procuring party as an additional insured as its interest may appear. Other landlords or tenants may also be added as additional insureds in a blanket policy;

     (iii) Provide that the insurance not be canceled or materially changed in the scope or amount of coverage unless thirty (30) days advance notice is given to the non-procuring party;

      (iv) Be primary policies not as contributing with, or in excess of, the coverage that the other party may carry;

       (v) Be permitted to be carried through a blanket policy or umbrella coverage;

      (vi) Have deductibles not greater that twenty-five thousand dollars ($25,000); and

     (vii)  Be maintained during the entire term and any extension terms.

5.01(f)     EVIDENCE OF INSURANCE       By the Beginning Date and upon each
renewal of its insurance policies, each party shall give certificates of insurance to the other party. The certificate shall specify amounts, types of coverage, the waiver of subrogation and the insurance criteria listed in paragraph 5.01(e). The policies shall be renewed or replaced and maintained by the other party responsible for that policy. If either party fails to give the required certificate with thirty (30) days after notice of demand for it, the other party may obtain and pay for that insurance and receive reimbursement from the party required to have the insurance.

5.02    INDEMNIFICATION

5.02(a)     TENANT'S INDEMNITY       Tenant indemnifies, defends and holds
Landlord harmless from claims:

       (i)  For personal injury, death or property damage;

      (ii)  For incidents occurring in or about the Premises or building; and

     (iii) Caused by the negligence or willful misconduct of Tenant, its agents, employees or invitees.

When the claim is caused by the joint negligence or willful misconduct of Tenant and Landlord, or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees or invitees, Tenant's duty to defend, indemnify and hold Landlord harmless shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct.

5.02(b)     LANDLORD'S INDEMNITY       Landlord indemnifies, defends and holds
Tenant harmless from claims:

       (i)  For personal injury, death or property damage;

      (ii)  For incidents occurring in or about the Premises or building; and

     (iii) Caused by the negligence or willful misconduct of Landlord, its agents, employees or invitees.

When the claim is caused by the joint negligence or willful misconduct of Landlord and Tenant, or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees or invitees, Landlord's duty to defend, indemnify and hold Tenant harmless shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct.

5.02(c)     RELEASE OF CLAIMS       Notwithstanding paragraphs 5.02(a) and
5.02(b), the parties release each other from any claims either party (injured party) has against the other. This release is limited to the extent the claim is covered by the injured party's insurance or the insurance the injured party is required to carry under Section 5, whichever is greater.

5.03    LIMITATION OF LANDLORD'S LIABILITY

5.03(a)     TRANSFER OF PREMISES       Landlord hereby acknowledges that
Tenant has agreed to lease the Premises based upon the complete expressed indemnification of the Tenant by the Landlord with regard to the Pre-Existing Environmental Conditions on the property. In the event ownership of the Premises is transferred by the Landlord, such transfer shall not serve to limit the Landlord's responsibilities and obligations to indemnify the Tenant for the Pre-Existing Environmental Conditions or any other responsibilities or obligations so specified under the Purchase and Sale Agreement by and between Alliant Techsystems Inc. and MAC Acquisition I, Inc. dated December 31, 1992.

                          SECTION 6 - LOSS OF PREMISES

6.01    DAMAGES

6.01(a)     DEFINITION     "Relevant Space" means:

       (i) The Premises as defined in paragraph 1.02, excluding Tenant's non-building-standard fixtures;

      (ii)  Access to the Premises; and

     (iii) Any part of the building that provides essential services to the Premises.

6.01(b)     REPAIR OF DAMAGE       If the Relevant Space is damaged in part or
in whole from any cause and the Relevant Space can be substantially repaired and restored within ninety (90) days from the date of the damage using standard work methods and procedures, Landlord shall, at its expense, promptly and diligently repair and restore the Relevant Space to substantially the same condition as existed before the damage. This repair and restoration shall be made within ninety (90) days from the date of the damage.

If the Relevant Space is not insured or cannot be repaired and restored within the ninety (90) day period, then either party may, within ten (10) days after determining that the repairs and restoration cannot be made within ninety (90) days (as prescribed in paragraph 6.01(b)), cancel the Lease by giving notice to the other party. Nevertheless, if the Relevant Space is not repaired and restored within ninety (90) days from the date of damage, then Tenant may cancel the Lease at any time after the ninetieth (90th) day and before the one hundred and twentieth (120th) day following the date of damage. Tenant shall not be able to cancel this Lease if its willful misconduct causes the damage unless Landlord is not promptly and diligently repairing and restoring the Relevant Space.

6.01(c)     DETERMINING THE EXTENT OF DAMAGE     If the parties cannot agree
in writing whether the repairs and restoration described in paragraph 6.01(b) will take more than ninety (90) days to make, then the determination will be submitted to arbitration under Section 11.

6.01(d)     ABATEMENT       Unless the damage is caused by the Tenant's
negligence or willful misconduct, the Rent shall abate in proportion to that part of the Premises that is unfit for use in the Tenant's business. The abatement shall consider the nature and extent of interference to Tenant's ability to conduct business in the Premises and the need for access and essential services. The abatement shall continue from the date the damage occurred until ten (10) business days after Landlord completes the repairs and restoration to the Relevant Space, or the part rendered unusable and notice to the Tenant that the repairs and restoration are completed, or until Tenant again uses the Premises or the part rendered unusable, whichever is first.

6.01(e)     TENANT'S PROPERTY       Notwithstanding anything else in Section
6, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment or other personal property, or any Tenant improvements other than those listed and attached hereto.

6.01(f)     DAMAGE TO PREMISES       If any of the following events occur,
Landlord may cancel this Lease:

       (i) More than forty percent (40%) of the Premises is damaged and the Landlord decides not to repair and restore the Premises;

      (ii) The damage is not covered by Landlord's insurance required by paragraphs 5.01(a) and 5.01(b).

To cancel, Landlord must give notice to Tenant within thirty (30) days after the Landlord knows of the damage. The notice must specify the cancellation date, which shall be at least thirty (30) days, but not more than sixty (60) days, after the date notice is given.

6.01(g)     CANCELLATION       If either party cancels this Lease as permitted
by paragraphs 6.01(b) and 6.01(f), then this Lease shall end on the day specified in the cancellation notice. Rent and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent, accounting for any abatement, plus security deposit, if any, less any sum then owing by Tenant to Landlord.

If Landlord cancels this Lease as permitted by paragraphs 6.01(b) and 6.01(f), then Landlord must cancel all other similarly affected tenant leases in the building.

6.02    CONDEMNATION

6.02(a)       DEFINITIONS       The terms "eminent domain," "condemnation,"
"taken" and the like in paragraph 6.02 include takings for public or quasi-public use and private purchase in place of condemnation by any authority authorized to exercise the power of eminent domain.

6.02(b)       ENTIRE TAKING     If the entire Premises or the portions of the
building required for reasonable access to, or the reasonable uses of, the Premises are taken by eminent domain, this Lease shall automatically end on the earlier of:

       (i)    The date title vests; or

      (ii)    The date the Tenant is dispossessed by the condemning authority.

6.02(c)       PARTIAL TAKING    If the taking of a part of the Premises
materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space, then Tenant may end this Lease on the earlier of:

       (i)    The date title vests; or

      (ii)    The date the Tenant is dispossessed by the condemning authority;
              or

     (iii) Sixty (60) days following notice to Tenant of the date when vesting or disposition is to occur.

If there is a partial taking and this Lease continues, then the Lease shall end as to the part taken and the Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equally reduced.

6.02(d)       TERMINATION BY LANDLORD     If title to a part of the building
other than the Premises is condemned and in the Landlord's reasonable opinion, the building should be restored in a manner that materially alters the Premises, Landlord may cancel this Lease by giving notice to the Tenant. Cancellation notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days, but not more than ninety (90) days, after the date notice is given.

6.02(e)       RENT ADJUSTMENT     If the Lease is canceled as provided for in
paragraphs 6.02(b), 6.02(c) or 6.02(d), then the Rent and other charges shall be payable up to the cancellation date and shall account for any abatement. Landlord, considering any abatement, shall promptly refund to Tenant any unpaid, unaccrued Rent plus security deposit, if any, less any sum then owing by Tenant to Landlord.

6.02(f)       REPAIR     If the Lease is not canceled as provided for in
paragraphs 6.02(b), 6.02(c) or 6.02(d), then Landlord, at its expense, shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken, to render the Premises a complete architectural unit, but to the extent of the:

       (i)    Condemnation award received for the damage; and

      (ii)    Building standard work.

6.02(g)       AWARDS AND DAMAGES       Landlord reserves all rights to damages
paid because of any partial or entire taking of the Premises. Notwithstanding anything else in paragraph 6.02(g), Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and fixtures, the unamortized costs of leasehold improvements paid for by Tenant and any other award that would not substantially reduce the award payable to Landlord. Each party shall seek its own award, as limited by paragraph 6.02(g), at its own expense and neither shall have any right to the award made to the other.

6.02(h)       TEMPORARY CONDEMNATION     If part or all of the Premises are
condemned for a limited period of time of less than twenty (20) days (Temporary Condemnation), this Lease shall remain in effect. The Rent and Tenant's obligations for the part of the Premises taken shall abate during the Temporary Condemnation in proportion to the part of the Premises that Tenant is unable to use in its business operations as a result of the Temporary Condemnation. Landlord shall receive the entire award for any Temporary Condemnation; however, Tenant shall have the right to pursue a claim against the condemning authority separately.

6.03  HAZARDOUS MATERIALS

6.03(a)       Landlord shall indemnify and hold Tenant harmless from any environmental costs relating to conditions existing on or before the effective date of this Lease and from the conduct of the Tenant's business during the first twelve (12) months of this lease; provided:

       (i) Tenant shall operate its business and handle, store and dispose of all hazardous materials ("Operation") under the same policies and procedures that the business was operated under during the twelve
              (12) month period prior to the effective date of this Lease; or

      (ii)    Any change in the Operation is:

              (A)  Caused by cessation of a portion of the business, or

              (B)  Mutually agreed to in writing by Landlord and Tenant.

Tenant shall allow Landlord to inspect and audit the Operations without prior notification. Tenant shall, at its cost, comply with all changes in the
Operations:

       (i) As directed by Landlord in writing which are a result of Landlord's compliance audits or changes in Environmental Laws; or

      (ii)    As directed in writing by any local, state or federal agency.

Tenant, at its cost, shall continue maintaining or continue the application process of all permits and licenses necessary for the Operations (but in no way associated with any remediation work) as directed by the Landlord. Tenant's failure to comply with Landlord or agency directed changes in the Operations shall be considered a breach of this Lease, for which the Landlord shall be entitled to recover its actual damages and any reasonable attorney's and consulting fees.

6.03(b)       After the initial twelve (12) months of this Lease, Tenant shall comply with all Environmental Laws and shall indemnify and hold Landlord harmless from any Environmental Cost which is different in nature from Pre-Existing Conditions of the Premises, or which is attributable to actions taken by the Tenant after the initial twelve (12) month period and which results in a liability to Landlord and only to the extent it is greater than, or different from, the Landlord's liability for the Pre-Existing Conditions. Nothing in this paragraph 6.03 extends Landlord's obligations to Tenant for any environmental liabilities unrelated to the Premises.

6.03(c)       The terms "Environmental Costs" and "Environmental Laws" shall have the same definitions as they do in the Purchase and Sale Agreement by and between Alliant Techsystems Inc. and MAC Acquisition I, Inc. dated December 31, 1992. The "Pre-Existing Conditions" shall mean the soil and ground water contamination in existence on December 31, 1992, and the conditions for which Landlord is responsible during the first twelve (12) months of this Lease under this paragraph 6.03.

                              SECTION 7 - DEFAULT

7.01  TENANT'S DEFAULT

Each of the following constitutes a default ("Default"):

       (i) Tenant's failure to pay Rent within fifteen (15) days after Tenant receives notice from Landlord of Tenant's failure to pay Rent;

      (ii) Tenant's failure to pay Rent by the due date, at any time during a calendar year in which the Tenant has already received three (3) notices of its failure to pay Rent by the due date;

     (iii) Tenant's failure to perform or observe any other Tenant obligation after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure, after it receives notice from Landlord setting forth in reasonable detail the nature and extent of the failure and identifying the applicable Lease provision(s);

      (iv) Tenant's abandoning or vacating the Premises if Tenant fails to pay the Rent by the due date;

       (v)    The occurrence of any of the following events:

              (A) The making by Tenant of any general arrangement or assignment for the benefit of creditors:

              (B)  The Tenant's becoming a "debtor" as defined in Chapter 11, U.
                   S. C. 101 or any successor statute thereto (unless in the case of a petition filed against the Tenant the same is dismissed within ninety (90) days);

              (C) The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or

              (D) The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days;

provided, however, in the event that any provision of this subparagraph 7.01(v) is contrary to any applicable law, such provision shall be of no force or effect and or affect the validity of the remaining provisions.

7.02  LANDLORD'S REMEDIES

If Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, within thirty (30) days after receipt of written notice to Tenant (or in the case of an emergency, such lesser time that is prudent under the circumstances), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant's behalf, including but not limited to the obtaining of reasonable required bonds, insurance policies or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made under this Lease by Tenant to be made only by cashier's check.

In the event of a Default of this Lease by Tenant, as defined in paragraph 7.01, Landlord may, in addition to all other remedies given to Landlord by law or in equity, by written notice to Tenant, declare the present value of all installments of Base Rent for the remainder of the term of this Lease to be immediately due and payable (whereupon the same shall be immediately due and payable), and terminate this Lease or, without terminating this Lease, reenter the Premises pursuant to proper legal proceedings (for which cost Landlord shall be reimbursed if such reentry is granted). In the event of such re-entry Landlord shall use its reasonable efforts to relet the Premises and in the event of such reletting shall apply the rent therefrom first to the payment of Landlord's expenses (including reasonable attorneys' fees) incurred by reason of Tenant's Default and the expense of reletting, including but not limited to repairs, renovation or alteration of the Premises, and then to the payment of Rent and all other sums due from Tenant hereunder.

All remedies available to Landlord under this Lease, at law, or in equity, are cumulative and concurrent. No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive Landlord of any of its remedies or actions against Tenant for past or future rent or other sums due hereunder, nor shall the bringing of any action for rent or other Default be construed as a waiver of the right to obtain possession of the Premises.

7.03  LANDLORD'S DEFAULT

Landlord's failure to perform or observe any of its Lease obligations after a period of thirty (30) business days or the additional time, if any, that is reasonably necessary to promptly and diligently cure the failure after receiving notice from Tenant, is a Default. The notice shall give in reasonable detail the nature and extent of the failure and identify the Lease provision(s) containing the obligation(s). After Tenant receives notice of a mortgagee's name and address and request for notice upon Landlord's Default, Tenant shall provide the notice required by this paragraph to the mortgagee at the same time Tenant gives notice to Landlord.

If Landlord commits a Default, Tenant may pursue any remedies given in this Lease or under the law.

7.04   EXCEPTION TO CURE PERIODS

The cure periods in paragraphs 7.01 and 7.03 do not apply to:

       (i)  Emergencies;

      (ii)  Failure to maintain the insurance required by paragraph 5.01.

7.05   SELF-HELP

If either party Defaults ("Defaulting Party"), the other party ("Non-Defaulting Party") may, without being obligated and without waiving the Default, cure the Default. The Non-Defaulting Party may enter the Premises or building to cure the Default. The Defaulting Party shall pay the Non-Defaulting Party, upon demand, all costs, expenses and disbursements incurred by the Non-Defaulting Party to cure the Default.

7.06   SURVIVAL

The remedies permitted by Section 7, the parties' indemnities in paragraph 5.02 and Landlord's obligation to mitigate damages shall survive the ending of this Lease.

                                   SECTION 8
                   SUBORDINATION/ATTORNMENT/NON-DISTURBANCE

8.01   SUBORDINATION/ATTORNMENT/NON-DISTURBANCE

8.01(a)     SUBORDINATION     This lease shall be subject and subordinate to any
ground lease, mortgage, deed of trust or other hypothecation or security device (collectively "Security Device") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewal, modifications, consolidations, replacements and extensions thereof. Tenant agrees that the lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's Default with respect to any such obligation, Tenant will give any lender whose name and address have been furnished Tenant in writing for such purposes notice of Landlord's Default and allow such lender thirty (30) days following receipt of such notice for the cure of said Default before invoking any remedies Tenant may have by reason thereof. If any lender shall elect to have this Lease superior to the lien of its Security Device and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recording thereof.

8.01(b)   ATTORNMENT     Subject to the non-disturbance provisions of paragraph
8.01(c), Tenant agrees to attorn to a lender or any other party who acquires ownership of the Premises by any reason.

8.01(c)   NON-DISTURBANCE       With respect to any Security Device entered into
by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a non-disturbance agreement) in a form reasonably acceptable to Tenant from the lender that Tenant's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in breach hereof and attorns to the recorded owner of the Premises

8.01(d)   SELF-OPERATING     Paragraph 8.01 is self-operating. However, Tenant
shall promptly execute and deliver any documents needed to confirm this arrangement.

8.02    ESTOPPEL CERTIFICATE

8.02(a)   OBLIGATION     Either party ("Answering Party") shall from time to
time, within ten (10) business days after receiving a written request by the other party ("Asking Party"), execute and deliver to the Asking Party a written statement. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing, shall certify:

        (i) The accuracy of the Lease document;

       (ii) The Beginning and Ending Dates of the Lease;

      (iii) That the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

       (iv) Whether to the Answering Party's knowledge the Asking Party is in Default or whether the Answering Party has any claims or demands against the Asking Party and, if so, specifying the Default, claim or demand; and

        (v) To otherwise correct and reasonably ascertainable facts that are covered by the Lease terms.

8.02(b)   REMEDY       The Answering Party's failure to comply with its
obligation in paragraph 8.02(a) shall be a Default. Notwithstanding subparagraphs 7.01(i), 7.01(iii), 7.01(v) and paragraph 7.03, the cure period for this Default shall be ten (10) business days after the Answering Party receives notice of the Default.

8.03    QUIET POSSESSION

Landlord covenants that, upon the payment of Rent and observance and performance by Tenant of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms and conditions of this Lease.

Landlord warrants that it owns the building free and clear of all encumbrances except those listed below:

       (i) Credit Agreement dated September 25, 1990, by and between Alliant Techsystems Inc. and Morgan Guaranty Trust Company of New York acting as agent for certain banks and institutions.

If Tenant is not in Default and subject to the Lease terms and the above encumbrances, Landlord warrants that Tenant's peaceable and quiet enjoyment of the Premises shall not be disturbed by anyone.

                         SECTION 9 - LANDLORD'S RIGHTS

9.01    RULES

9.01(a)     RULES   Tenant, its employees and invitees shall comply with:

        (i) The Rules attached as Exhibit B; and

       (ii) Reasonable modifications and additions to the Rules adopted by Landlord provided that:

            (A)  Tenant is given thirty (30) days advance notice;

            (B) The changes are for the safety, care, order or cleanliness of the common areas;

            (C) The changes do not unreasonably and materially interfere with the Tenant's conduct of its business or Tenant's use and enjoyment of the Premises:

            (D) The changes do not require payment of additional moneys by or result in an expense to Tenant; and

            (E)  The changes are enforced uniformly against all tenants.

9.01(b)     CONFLICT WITH LEASE     If a Rule issued under paragraph 9.01(a)
conflicts with or is inconsistent with any Lease provision, the Lease provision controls.

9.01(c)   ENFORCEMENT     Although Landlord is not responsible for another
tenant's failure to observe the Rules, Landlord shall not unreasonably enforce the Rules against Tenant.

9.02    MECHANIC'S LIENS

9.02(a)   DISCHARGE LIEN       Tenant shall, within sixty (60) days after
receiving notice of any mechanic's lien for material or work claimed to have been furnished to the



Premises on Tenant's behalf and at Tenant's request, except for work contracted by Landlord:

       (i)  Discharge the lien; or

      (ii) Post a bond equal to the amount of the disputed claim with companies reasonably satisfactory to Landlord.

If Tenant posts a bond, it shall contest the validity of the lien. Tenant shall indemnify, defend and hold Landlord harmless from losses incurred from these liens.

9.02(b)   LANDLORD'S DISCHARGE      If Tenant does not discharge the lien or
post the bond within the sixty (60) day period, Landlord may pay any amounts, including interest and legal fees, to discharge the lien. Tenant shall then be liable to Landlord for the amounts paid by Landlord.

9.02(c)   CONSENT NOT IMPLIED       Paragraph 9.02 is not a consent to subject
Landlord's property to these liens.

9.03    RIGHT TO ENTER

9.03(a)   PERMITTED ENTRIES     Landlord and its agents, servants and employees
may enter the Premises (except restricted areas as designated by Tenant's Security Officer) at reasonable times, with twenty-four (24) hours notice to the Tenant (seven (7) days notice to make repairs, alterations, improvements or additions), without charge, liability or abatement of Rent to:

        (i) Examine the Premises;

       (ii) Make repairs, alterations, improvements and additions required by the Lease;

      (iii) Comply with Applicable Laws under paragraph 3.01;

       (iv) Show the Premises to prospective lenders or purchasers and, during the twelve (12) months immediately before this Lease ends, to prospective tenants if accompanied by an employee of Tenant (if so requested);

        (v) Post notices of non-responsibility;

       (vi) Remove any Alterations made by Tenant in violation of paragraph 4.02; and

      (vii) Post "For Sale" signs and, during the twelve (12) months immediately before this Lease ends, post "For Lease" signs.

9.03(b)     ENTRY CONDITIONS  Notwithstanding paragraph 9.03(a), entry is conditioned upon Landlord:

        (i) Giving Tenant at least twenty-four (24) hours advance notice, except in an emergency;

       (ii) At the Tenant's option, to have an employee of Tenant accompany the Landlord, its employees or agents at all times while on the Premises;

      (iii) Promptly finishing any work for which it entered; and

       (iv) Causing the least practical interference to Tenant's business.

9.03(c)     INTERFERENCE WITH TENANT     Notwithstanding paragraphs 9.03(a) and
(b):

       (i) If Landlord's entry materially and substantially interferes with the conduct of the Tenant's business (and the entry is not needed because of Tenant's negligence or willful misconduct), the Rent shall abate in proportion to the extent of the interference; and

      (ii) If the Landlord causes damage to Tenant's property, Landlord shall be liable for any damage to the extent the damage is not covered by Tenant's insurance or insurance Tenant is required to carry under
            Section 5, whichever is greater.

9.04    HOLDOVER

9.04(a)     HOLDOVER STATUS       If, at the expiration or termination of this
Lease, Tenant shall, with the express consent of Landlord, hold over for any reason, the tenancy of Tenant thereafter shall be on a month-to-month basis only at 1.15 times the Base Rent with each party retaining the right to terminate the Lease by providing thirty (30) days advance notice to the other party.

9.04(b)     HOLDOVER TERMS       The Holdover period shall, in the absence of a
written agreement to the contrary, be subject to all other terms and conditions of the Lease except:

        (i) The term (paragraph 1.04);

       (ii) Base Rent (paragraphs 2.01); and

      (iii) The extension term is deleted (paragraph 1.04(b)).

9.05    SIGNS AND ADVERTISEMENTS

Landlord shall reasonably consent to the placement of signs on the property by the Tenant at Tenant's cost. At Landlord's option, Tenant shall remove all such signs at the expiration of the term of this Lease.

9.06    MORTGAGE AND TRANSFER

Landlord shall have the right to transfer, mortgage, pledge or otherwise encumber, assign and convey, in whole or in part, the rights now or hereafter existing and all Rent payable to Landlord under the provisions hereof, subject to:

       (i) Tenant's right to terminate this Lease in the event the Landlord finds a tenant for or purchaser of the entire Premises; and

      (ii) Tenant's right to indemnity by the Landlord for Pre-Existing Environmental Conditions.

               SECTION 10 - OTHER LEASES AND ACCESS TO PREMTISES

10.01    THIRD PARTY LEASES

Landlord intends to lease to third parties portions of the building that are not being utilized by Tenant during the term of this Lease, provided that the Landlord agrees that it shall not lease any space on the property to any actual or reasonably potential competitors of the Tenant. Landlord further agrees that it shall include in all leases involving other portions of the buildings, requirements for the compliance with the applicable rules and regulations regarding the discharge, handling and storage of hazardous waste. The Landlord agrees to require each such tenant to provide Landlord with a list of all such hazardous materials used in or about its premises on or before the commencement date of its lease and that such list shall be updated on an annual basis. Landlord will make available a copy of this list to the Tenant upon Tenant's request.

10.02    ENVIRONMENTAL REMEDIATION

Landlord intends to perform investigations and remediation work with respect to the Pre-Existing Environmental Conditions on a portion of the Premises ("Work"). Tenant agrees to permit Landlord and its agents, contractors and employees access to the Premises, in compliance with any security requirements of Tenant, during normal business hours to perform the Work, provided that such access does not unreasonably interfere with Tenant's business. Landlord agrees to indemnify and hold Tenant harmless from all loss, cost, damage, suits and expenses incurred by Tenant by virtue of Tenant permitting such access and use as described in this paragraph 10.02. This indemnity shall survive the termination or earlier expiration of this Lease.

                              SECTION 11- DISPUTES

11.01    ARBITRATION

11.01(a)  PROCEDURE     For disputes subject to arbitration under
paragraph11.01(c) that are not resolved by the parties within ten (10) days after either party gives notice to the other of its desire to arbitrate the dispute, the dispute shall be settled by binding arbitration by the American Arbitration Association in accordance with its then prevailing rules. Judgment upon the arbitration award may be entered in any courts having jurisdiction. The arbitrators shall have no power to change the Lease provisions. The arbitration panel shall consist of three (3) arbitrators, one of whom must be a real estate attorney actively engaged in the practice of law for at least the last five (5) years. Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrators shall award the prevailing party reasonable expenses and costs (including reasonable attorneys' fees pursuant to paragraph 12.02), plus interest on the amount due at eighteen percent (18%) per annum, or the maximum then allowed by applicable law, whichever is less.

11.01(b)  PAYMENT     The losing party shall pay to the prevailing party the
amount of the final arbitration award. If payment is not made within ten (10) business days after the date of the arbitration award is no longer appealable, then, in addition to any remedies under the law:

        (i) If Landlord is the prevailing party, it shall have the same remedies for failure to pay the arbitration award as it has for Tenant's failure to pay Rent; and

       (ii) If Tenant is the prevailing party, it may deduct any remaining unpaid award from its monthly payment of Rent or other charges.

11.01(c)  ARBITRATION      The following disputes are subject to arbitration:

       (i) Any disputes that the parties agree to submit to arbitration;

      (ii) The date when the Premises are substantially completed;

     (iii) The amount of any abatement of Rent because of damage or condemnation;

      (iv) The amount billed as Additional Rent or any component part of the calculation of Additional Rent or other charges;

       (v) Which party must comply with Applicable Laws under paragraph 3.01;

      (vi) Whether utilities are being provided in the quality and quantity required by paragraph 3.02:

     (vii) Whether Tenant may abate Rent or cancel the Lease under paragraph 3.02(b)(iii);

    (viii) Whether Landlord's withholding of consent is unreasonable or unduly delayed under Section 4; and

      (ix) Whether either party can cancel the Lease under Sections 6 or 7.

                           SECTION 12 - MISCELLANEOUS

12.01    BROKER'S WARRANTY

The parties warrant that no broker was dealt with on this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the non-breaching party from any claims or liability arising from the breach.

12.02    ATTORNEY'S FEES

In any litigation between the parties regarding this Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party. A party shall be considered the prevailing party if:

       (i) It initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before arbitration (after it is scheduled), trial or judgment;

      (ii) The other party (who initiated the litigation) withdraws its action without substantially obtaining the relief it sought; or

     (iii) The party who did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

12.03    NOTICES

Unless a Lease provision expressly authorizes verbal notice, all notices under this Lease shall be in writing and sent by registered mail, postage prepaid, as follows:

          To Tenant:     Metrum, Inc.
                         4800 East Dry Creek Road
                         Littleton, Colorado 80122
                         Attention: President & CEO


          To Landlord:   Alliant Techsystems Inc.
                         Lease Administration MN48-1470
                         7225 Northland Drive
                         Brooklyn Park, Minnesota  55428

Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Landlord's mortgagee after receiving notice from Landlord of the mortgagee's name and address. Notice shall be considered given and received on the latest original delivery or attempted delivery date as indicated on the postage receipt(s) of all persons and addresses to which notice is to be given.

12.04    PARTIAL INVALIDITY

If any Lease provision is invalid or unenforceable to any extent, then that provision and the remainder of this Lease shall continue in effect and be enforceable to the fullest extent permitted by law.

12.05    WAIVER

The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

12.06  DELETIONS

If the parties delete any provision or part of a provision, the Lease shall be interpreted as if the deleted language were never part of the Lease.

12.07  BINDING ON SUCCESSORS

This Lease shall bind the parties' heirs, successors, representatives and permitted assigns.

12.08  GOVERNING LAW

This Lease shall be governed by the laws of the state of Colorado.

12.09  RECORDING

Recording of this Lease is prohibited except as allowed in this paragraph. At the request of either party, the parties shall promptly execute and record, at the cost of the requesting party, a short form memorandum describing the Premises and stating the Lease's Term, its Beginning and Ending Dates and other information the parties agree to include.

12.10  SURVIVAL OF REMEDIES

The parties' remedies shall survive the ending of this Lease when the ending is caused by the Default of the other party.

12.11  AUTHORITY OF PARTIES

Landlord warrants that it owns the property free and clear of all mortgages, liens and encumbrances except for those listed in paragraph 8.03. Each party warrants that it is authorized to enter into the Lease, that the person signing on its behalf is duly authorized to execute the Lease and that no other signatures are necessary.

12.12  BUSINESS DAYS

Business days means Monday through Friday inclusive, excluding holidays. Throughout this Lease, wherever "days" are used, the term shall refer to calendar days. Wherever the term "business days" is used, the term shall refer to business days.

12.13  ENTIRE AGREEMENT

While this Lease is meant to contain the entire agreement between the parties for the use of the Premises, it is expressly acknowledged by both parties that this Lease is entered into pursuant to a Purchase and Sale Agreement by and between the parties effective December 31, 1992 ("Purchase and Sale Agreement"). If it is found that the Lease and the Purchase and Sale Agreement conflict on material matters (such as representations, warranties, indemnities and survivability), the Purchase and Sale Agreement shall prevail. Except for the Rules for which paragraph 9.01(a) controls, this Lease shall be modified only by a writing signed by both parties.

12.14  DEFINITION OF LEASE

This Lease consists of the following:

        (i)  Title Page;

       (ii)  Table of Contents;

      (iii)  Sections 1 through 12;

       (iv)  Signature Page; and

        (v)  Exhibits A through D

             LANDLORD:

             ALLIANT TECHSYSTEMS INC.

                    Signature /s/ James M. Jaska
                              ------------------

                    Name      James M. Jaska
                              --------------

                    Title     Director, Facility Operations & Services
                              ----------------------------------------

                    Witness   /s/ Mary Beth Del Gonda
                              -----------------------

                    Witness   /s/ Lorraine Johnson
                              --------------------



             TENANT:

             METRUM, INC.

                    Signature /s/ John C. Brenan
                              ------------------

                    Name      John C. Brenan
                              --------------

                    Title     President / CEO
                              ---------------

                    Witness   /s/ Pat A. Fondy
                              ----------------

                    Witness   /s/ Kaye F. Hamilton
                              --------------------

                              AMENDMENT NUMBER 1
                              ------------------


                               INDUSTRIAL LEASE



                                   LANDLORD


                           ALLIANT TECHSYSTEMS INC.


                                      AND


                                    TENANT


                                  METRUM, INC.


                                 JULY 29, 1993




                               THE KIRBY BUILDING
                            4800 EAST DRY CREEK ROAD
                           LITTLETON, COLORADO 80122

                               TABLE OF CONTENTS




SECTION A1-0        PURPOSE & LIMITATIONS OF AMENDMENT
     A1-0.01           PURPOSE
     A1-0.02           LIMITATIONS

SECTION A1-1        BASIC LEASE PROVISIONS
     A1-1.01           DATE AND PARTIES
     A1-1.02           AMENDMENT PREMISES
     A1-1.03           USE OF PREMISES
     A1-1.04           TERM

SECTION A1-2        RENT AND ADDITIONAL RENT
     A1-2.01           BASE RENT
     A1-2.02           TAXES AND OPERATING EXPENSES

SECTION A1-3        PURPOSE & LIMITATIONS OF AMENDMENT
     A1-3.01           UTILITIES
     A1-3.02           REPAIRS AND MAINTENANCE

SECTION A1-4        PURPOSE & LIMITATIONS OF AMENDMENT
     A1-4.01           THIRD PARTY LEASES
     A1-4.02           ACCESS TO BUILDING

EXHIBITS
     A1-A              DESCRIPTION OF AMENDMENT PREMISES

SECTION A1-0      PURPOSE & LIMITATIONS OF AMENDMENT

A1-0.01 PURPOSE

This Amendment Lease ("Amendment l") is made to allow for the coterminous addition to the Industrial Lease between Alliant Techsystems Inc. and Metrum, Inc., dated March 29, 1993 for Lease of the property known as the Kirby Building, located adjacent to the Premises and on the same site and at the same address as the Premises.

A1-0.01 LIMITATIONS

The terms and conditions of the Lease, as the Lease concerns the Premises defined therein, shall remain unchanged by this Amendment l.

This Amendment 1 shall include by reference all those terms and conditions of the Lease not specifically amended by Amendment 1, which unamended terms and conditions shall constitute the balance of the Lease for the Building.

SECTION A1-1      BASIC LEASE PROVISIONS
                    Reference Section 1 of Lease

A1-1.01 DATE AND PARTIES    (RE: LEASE 1.01)

This Amendment 1 is made this 8th day of August, 1993 between Landlord and Tenant, as defined in Section 1.01 of the Lease.

A1-1.02    AMENDMENT PREMISES  (RE: LEASE 1.02)

Upon the terms and conditions previously set forth in the Lease, and subject to any revisions thereto hereinafter set forth, Landlord does hereby grant, demise and lease and Tenant does hereby take and hire from Landlord, the space in the building known as the Kirby Building located at 4800 East Dry Creek Road, Littleton, Colorado, which space contains approximately 6,000 square feet of rentable floor area ("Building"), as shown on the attached Exhibit Al-l.

A1-1.03    USE OF PREMISES  (RE: LEASE 1.03)

Tenant shall use the unheated cold storage, nominal lighted Building for warehousing and other such uses incidental to Tenant's business. Landlord warrants that applicable laws, ordinances, regulation and restrictive covenants permit the Building to be used for warehousing. Tenant shall not create a nuisance nor use the Building for any immoral or illegal purposes.

A1 1.04   TERM              (RE: LEASE 1.04)
A1-1.04(i)                  (RE: LEASE 1.04(a)

The basic Term of this Amendment 1 shall commence on January l, 1994 ("Amendment 1 Beginning Date"), and expire on the Ending Date unless earlier terminated under the Terms of the Lease.

SECTION A1-2      RENT AND ADDITIONAL RENT
                    Reference Section 2 of Lease

A1-2.01 BASE RENT           (RE: LEASE 2.01(a))

Tenant shall pay to Landlord during the Term of this Amendment 1 base rent ("Base Rent") for the Building equal to $16,500.00 per year, or $2.75 per square foot. Tenant shall pay to Landlord on the first of each month rent of $1,375.00.

AL-2.02     TAXES AND OPERATING EXPENSES  (RE: LEASE 1.02(a))

Landlord shall pay all Taxes and Operating Expenses associated with the Building for the Term of this Amendment 1, it being understood that this Amendment 1 is a gross lease.

SECTION A1-3      AFFIRMATIVE OBLIGATIONS
                    Reference Section 3 of Lease

A1-3.01 UTILITIES           (RE: LEASE 3.02(a) AND 3.02(b))

Landlord shall pay all utilities associated with the Building for the Term of this Amendment 1 of which there is only minimal lighting.

A1-3.02 REPAIRS AND MAINTENANCE         (RE: LEASE 3.03(a))

Landlord, for the Term of this Amendment l, shall bear, at Landlord's expense, the responsibility for the timely repair and maintenance of all interior conduits and equipment in, upon or serving the Building, fixtures, interior surfaces of exterior walls, ceiling, windows, doors, glass and skylights in the Building. Tenant shall take good care of the Building and keep same free from filth, overloading, danger of fire or any pest or nuisance, and repair any damage or breakage done by Tenant or Tenant's agents, employees, or invitees, including damage done to the Building by Tenant's equipment or installations. At the end of the Lease, or any renewal thereof, Tenant shall quit and surrender the Building broom clean and in as good condition as when received by Tenant, normal wear and tear excepted. Tenant shall, at Tenant's expense, and with prior Landlord approval, add some additional shelving and nominal lighting.

SECTION A1-4      OTHER LEASES AND ACCESS TO PREMISES
                    Reference Section 10 of Lease

A1-4.01 THIRD PARTY LEASES  (RE: LEASE 10.01)

It is understood by both Landlord and Tenant that Tenant, by way of this Amendment 1, shall be leasing and in possession of all space contained within the Building, and that no third party leases for any portion of the Building are therefore permitted.

A1-4.02 ACCESS TO BUILDING

Landlord warrants and guarantees that Tenant, as well as Tenant's agents, employees, or invitees, shall have unimpeded vehicular and pedestrian access at all times to the building.

ALLIANT TECHSYSTEMS INC.                      METRUM, INC.
By  /s/ John D. Buck                          By /s/ John C. Brenan
    ------------------------------               ----------------------------
    John D. Buck                                 John C. Brenan

Its Vice President, Administration            Its President/CEO
    ------------------------------                ---------------------------

Date 08/17/93                                 Date 08/19/93
     -----------------------------                 --------------------------

                                LEASE AMENDMENT

THIS AGREEMENT is made and entered into this 2nd day of May 1994, and it is
                                             ---        --------
hereby agreed that the lease dated March 29, 1993, between Alliant Techsystems Inc., as Landlord, and Metrum, Inc., as Tenant, be amended as follows:

     1. Building Rentable Square Footage
        --------------------------------
        The total rentable square footage of the building is 244,328 sf. The rentable square footage of the Metrum demised premises is 103,908 sf (42.5%). Based on the above measurements, the monthly building rent is $38,965.50.

     2. Material Acquisition Rate
        -------------------------
        The Landlord's material acquisition rate for Tenant shall be reduced to 2%.

     3. Separation of Utilities
        -----------------------
        Until meters are installed on the electricity, gas and water, Tenant shall pay only their prorata share of the billed cost.

     4. Flammable Storage Building
        --------------------------
        At time of delivery to Tenant, on or about March 1, 1994, the flammable storage building shall be used by the Tenant, but the ownership shall remain as the Landlord's property and will be surrendered upon lease termination in the same condition as when delivered, less fair wear and tear. In any event, when surrendered, the flammable storage building will meet any and all local, State, and Federal closure requirements under any environmental law. Tenant shall comply with all local, state and federal law and regulations pertaining to the storage of flammable and hazardous materials in this building.

Except as specifically amended and modified herein, all of the terms, covenants and conditions of the Lease, as amended, shall remain in full force and effect.

IN WITNESS THEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.



LANDLORD                            TENANT

Alliant Techsystems Inc.            Metrum, Inc.


By  /s/ John D. Buck                  By  /s/ John C. Brenan
    -------------------------------       -------------------------------


Its  Vice President, Administration   Its  President/CEO
     ------------------------------        ------------------------------


Date                                  Date 05/25/94
     ------------------------------        ------------------------------

                         [Letterhead] Grubb  and Ellis

November 14, 1995

Mr. Jack Krauss
Metrum, Inc.
4800 E. Dry Creek Road
Littleton, CO  80122-3700

RE:  Letter of Understanding

Dear Mr. Krauss:

As you know, Alliant Techsystems, Inc. ("Alliant") has entered into negotiating with Chesapeake Park, Inc. ("Chesapeake"), as agent for Lockheed Martin Missile and Space, for the lease of space in the building located at 4810 Dry Creek Road, Littleton, Colorado 80112 ("Leased Building"). It is our understanding that Metrum, Inc. ("Metrum") has verbally agreed to vacate certain space which it currently leases in order to accommodate these negotiations.

Although Alliant and Chesapeake have arrived at a verbal understanding, they have not yet entered into a written agreement and do not expect to execute a formal document for at least sixty days. However, in order to meet Chesapeake's anticipated time frame, Alliant has asked Metrum to vacate certain space in the Leased Building within the next thirty days in the anticipation that Alliant and Chesapeake will reach a formal agreement. This letter of understanding is given to Metrum for the purpose of inducing Metrum to so vacate and take all other actions necessary to properly prepare for Chesapeake's occupancy of the Leased Building.

Based on such understanding, Alliant and Metrum hereby agree to the following:

  1. Metrum will vacate approximately 34,000 square feet of currently leased space located on the east side of the Leased Building. The space will be vacated by November 30, 1995.

  2. Metrum will pay its own expenses for relocating its Head and Motors manufacturing activities to its remaining leased space.

In the event that Alliant and Chesapeake reach formal agreement as per the Leased Building, Alliant and Metrum will be obligated as follows:

  1. Metrum will be relieved of paying any rental expenses associated with the vacated space as of November 30, 1995.

  2. Chesapeake's occupancy of the Leased Building may necessitate Metrum's relocation of its presently situated bathrooms and lobby. Alliant hereby agrees and pledges to reimburse Metrum for all costs incurred by Metrum should it become necessary to relocate such facilities. If building operations require additional bathrooms for either Metrum or Chesapeake's occupancy, every attempt shall be made for both parties to share the existing bathroom facilities. In the event that additional bathrooms need to be constructed, such bathrooms will be built next to existing bathrooms and plumbing. Moreover, Alliant agrees that such relocated facilities shall be of comparable quality and dimension and agrees to pay for the expense associated therewith. Such expenses for the lobby are not to exceed $50,000.00. Alliant shall be responsible for such costs.

  3. Alliant and Metrum will enter into a written amendment to that certain Industrial Lease dated March 29, 1993 entered into by and between Alliant and Metrum which will formally recognize that Alliant has released Metrum from any and all obligations associated with the vacated square footage of the Leased Building.

  4. The water tower lettering shall be painted to match the tower color with no identity for either party. The monument sign will be enlarged (subject to any city and county codes or comments) to accommodate both companies with Lockheed Martin Missile & Space on top. Any other site signage will be changed so as not to identify either company.

In the event that Alliant and Chesapeake fail to reach formal agreement as per the Leased Building, Alliant and Metrum will be obligated as follows:

  1. Alliant hereby agrees to provide Metrum with formal notification of the irretrievable breakdown of its negotiations with Chesapeake within three days following such event.

  2. Alliant hereby agrees to pay and reimburse Metrum for the actual expense incurred in its move from the leased space which occurred on November 30, 1995, and, if Metrum determines that it is necessary to move back into the vacated space. Alliant hereby agrees to pay and reimburse Metrum for the actual expenses incurred in such second move. The total amount of Alliant's liability for such reimbursed actual expenses shall not exceed $320,000.

Please show your acceptance of these terms and conditions by signing below.

Sincerely,

GRUBB & ELLIS COMPANY
COMMERCIAL REAL ESTATE SERVICES

BY: /s/ Mark A. Schuster              /s/ Barry J. Dorfman
    ------------------------          -----------------------------
    Mark A. Schuster                  Barry J. Dorfman
    Industrial Properties Division    Senior Vice President

AGREED AND ACCEPTED THIS _______ DAY OF NOVEMBER, 1995.

METRUM, INC.

BY: /s/ Jack Krauss
    ------------------------
    Jack Krauss

AGREED AND ACCEPTED THIS _______ DAY OF NOVEMBER, 1995.

ALLIANT TECHSYSTEMS, INC.

BY:
    Jim Fredkove

cc: Jim Fredkove

                       AMENDMENT FOUR TO LEASE AGREEMENT


Amendment made this 4th day of December, 1996 to the Industrial Lease by and between Bell Technologies Inc. formerly Metrum, Inc. ("Tenant") and Alliant Techsystems, Inc., formerly Honeywell, Inc. ("Landlord") dated March 29, 1993 and amended on July 29, 1993, May 2, 1994, and November 14, 1995 in a Letter of Understanding.


1. The option of Article 1 .04(b) is hereby exercised extending the Term of the Lease to December 31, 2002 for the same base rent which is $26,215.50 per month ($314,586 annually).

2. All other terms and conditions shall remain the same and said Industrial Lease is hereby ratified and confirmed accordingly.

Tenant:  BELL TECHNOLOGIES INC.


By: /s/ John B. Krauss
    ----------------------------------------


Title: Vice President, General Manager
       -------------------------------------


Date:  12/09/96
       -------------------------------------



Landlord:  ALLIANT TECHSYSTEMS, INC.


By: /s/ J. C. Fredkove
    ----------------------------------------


Title: Sr. Real Estate/Fleet Project Manager
       -------------------------------------


Date: 12/19/96
      --------------------------------------

                       AMENDMENT FIVE TO LEASE AGREEMENT


  THIS AMENDMENT is entered into this 12th day of February, 1998, by and between Metrum, a division of Bell Technologies, Inc. (successor in interest to Metrum, In.) ("Tenant") and Alliant Techsystems Inc. ("Landlord").

                                    RECITALS
                                    --------

   WHEREAS, Landlord and Tenant entered into that certain Industrial Lease dated March 29, 1993, and amended on July 29, 1993, May 2, 1994, November 14, 1995 and December 4, 1996 (the "Lease"); and

  WHEREAS, Tenant disputes certain charges assessed by Landlord pursuant to paragraph 2.02(a) of the Lease which are identified on Exhibit A attached hereto (the "Disputed Expenses"); and

  WHEREAS, the parties desire to come to a mutual agreement regarding the treatment and payment of the Disputed Expenses.

  NOW THEREFORE, in consideration of the payments and credits agreed to below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1.   The following shall be inserted into the Lease as paragraph 2.02(a)(1):

  (1) 1996 OPERATING EXPENSES. Exhibit A attached hereto and incorporated herein by reference identifies certain expense items charged to Tenant which Tenant disputes (the "Disputed Expenses"). Tenant believes the Disputed Expenses are capital expenses. Landlord believes the Disputed Expenses are operating expenses. In full and final settlement of the Disputed Expenses due for calendar year 1996, the parties agree to the following:

       (a) Landlord will provide Tenant with a credit equal to $27,852.58 against the March 1998 rent and expense payments; and

       (b) Tenant agrees to pay an additional $464.20 per month beginning January1, 1998 through December 1, 2002.

  2. The Landlord and Tenant acknowledge that this Amendment Five is given in compromise of the specified Disputed Expenses and that this Amendment and execution thereof shall not constitute an acknowledgment or admission by Landlord or Tenant of any position, wrong doing, improper action, liability, or potential liability whatsoever on the part of either party and shall not serve as a basis for resolution of claims relating to disputed expenses in the future.